                                                                     EXHIBIT 4.2

                              ARTICLES OF AMENDMENT
                  TO SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               RADISYS CORPORATION

         1. The name of the corporation is RadiSys Corporation (the "Corporation").

         2. Article IV(A) of the Second Restated Articles of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

            The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of common stock, without par value ("Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         3. The amendment was adopted by the shareholders of the Corporation on May 16, 2000.

         4. Shareholder action was required to adopt the amendment. The shareholder vote was as follows:


                             Outstanding                 Number                     Votes                      Votes
    Designation                 Shares                  of Votes                  Cast For                  Cast Against
    -----------                 ------                  --------                  --------                  ------------
       Common                 16,853,421               16,853,421                13,452,482                  1,100,138


         5. The person to contact about this filing is Mary P. Pounds at (503) 294-9832.


Dated: May 17, 2000.

                                         RADISYS CORPORATION



                                         By:      STEPHEN F. LOUGHLIN
                                            -----------------------------------
                                                  Stephen F. Loughlin
                                                  Vice President of Finance and
                                                  Administration and
                                                  Chief Financial Officer